UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 13, 2023

Clean Earth Acquisitions Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-1883984	87-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12600 Hill Country Blvd, Building R, Suite 275 Bee Cave, Texas	78738
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 508-1531

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value per share, one right and one-half of one redeemable warrant	CLINU	The Nasdaq Stock Market LLC
Class A common stock included as part of the units, par value $0.0001 per share	CLIN	The Nasdaq Stock Market LLC
Rights included as part of the units to acquire one-tenth (1/10) of one share of Class A common stock	CLINR	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	CLINW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 13, 2023, Clean Earth Acquisitions Corp. (the “Company”) received a letter (the “Notification Letter”) from the Listing Qualifications Department of NASDAQ Stock Market (the “Staff”) notifying the Company that the $575,000.00 aggregate market value of the Company’s outstanding public warrants, ticker symbol CLINW, as reported in the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023, was below the minimum aggregate market value of $1,000,000.00 required for continued listing on the NASDAQ Capital Market as set forth in NASDAQ listing rule 5452(b)(C) (the “Rule”). The Notification Letter only applies to the Company’s public warrants and has no immediate effect on the listing or trading of the public warrants and the public warrants will continue to trade on the NASDAQ Capital Market at this time.

The Company has been provided 45 calendar days from the date of the Notification Letter, or until July 28, 2023, to submit a plan (the “Plan”) to regain compliance with the Rule. If the Plan is accepted, the Staff may grant the Company an extension of up to 180 calendar days from the date of the notification letter to evidence compliance with the Rule.

While the Company is exercising diligent efforts to maintain the listing of its public warrants on NASDAQ and intends to timely provide NASDAQ with its Plan to regain compliance with the Rule, there can be no assurance that (i) the Staff will accept the Plan, or (ii) that if the Plan is accepted that the maximum 180 calendar day extension will be granted or (iii) that the Company will be able to regain compliance with the Rule.

In the event the Plan is not accepted or the Company fails to demonstrate compliance with the Rule during the extension period, the Company expects the Staff to provide written notification to the Company that its public warrants will be delisted from the NASDAQ Capital Market (a “Delisting Notice”). If the Company receives a Delisting Notice, the Company may appeal the Staff’s determination to delist its public warrants to a NASDAQ hearings panel.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2023

Clean Earth Acquisitions Corp.

By:	/s/ Aaron T. Ratner
Name: Aaron T. Ratner
Title: Chief Executive Officer